UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2750 Regent Boulevard DFW Airport, Texas		75261
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends and restates in its entirety Items 2.02 and 8.01 contained in the Form 8-K filed by Aviall, Inc. (the “Company”) on February 2, 2005 (the “Original Filing”) in order to correct typographical errors in such Items. The amended and restated text of Items 2.02 and 8.01 appear below and supercede the text of Items 2.02 and 8.01 of the Original Filing for all purposes. All other Items in the Original Filing remain unchanged.

Item 2.02. Results of Operations and Financial Condition.

On February 1, 2005, the Company issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2004. A copy of this press release is attached as Exhibit 99.9 to this report.

The press release attached as Exhibit 99.9 contains “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the press release, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States. In addition, the Company has provided in the press release the reasons why the Company believes that the non-GAAP financial measures provide useful information to investors and the additional purposes, if any, for which the Company uses the non-GAAP financial measures.

Pursuant to General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Form 8-K and Exhibit 99.9 attached hereto shall not be deemed filed for the purposes of Section 18 of the Exchange Act, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On January 31, 2005, the Company issued a press release announcing the Distribution Agreement. A copy of this press release is included as Exhibit 99.8 below.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVIALL, INC.

Date: February 2, 2005	By:	/s/ Jeffrey J. Murphy
	Name:	Jeffrey J. Murphy
	Title:	Senior Vice President, Law and Human Resources, Secretary and General Counsel

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